UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 25, 2012

ALLEZOE MEDICAL HOLDINGS, INC.

(a Delaware Corporation)

001-33090	98-0413066
(Commission File Number)	(IRS Employer Identification Number)

1800 NW Corporate Boulevard, Suite 201
Boca Raton, FL 33431
(Registrant’s address, including zip code)

(321) 452-9091
(Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.3  Amendment to Articles of Incorporate or By-Laws; Change in Fiscal Year

At the Annual Meeting of Shareholders held on October 24, 2012, our shareholders approved the following actions previously approved by our Board of Directors:

1.	To elect Michael Gelmon, Carole Pinnell and Michael Choo as directors each to serve for a one- year term;

2.	To ratify the appointment of Moss, Krusick & Associates, LLP as the Company’s independent registered public accounting firm for the fiscal years ending August 31, 2012 and 2013;

3.	To approve the 2012 Stock Incentive Plan;

4.	To approve the amendment to the Company’s Articles of Incorporation to change the corporate name to Novation Holdings, Inc.;

5.	To change the place of incorporation of the Company from Delaware to Florida;

6.	To effect a reverse split of the common stock of the Company on the basis of 1 new share of common stock for each 15 shares of common stock issued and outstanding before the reverse split.

The first three items became effective immediately at the conclusion of the meeting.  A total of 4,500,000 common shares have been authorized and reserved for issuance under the Plan, at the discretion of the Plan Administrator, which initially is our Board of Directors.  No shares have been issued under the Stock Incentive Plan.

The effective date of the corporate name change and domicile change, and the 1:15 reverse split of the common stock, are dependent on final clearance by the Financial Industry Regulatory Association (FINRA) of the Notice of Corporate Action filed by us in October.  We are advised by FINRA that these items will be effective on November 7, 2012, and that, at that time, a new trading symbol for our stock also will be issued by FINRA, so that trading of our common stock will no longer use the symbol ALZM.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders was held pursuant to notice as required by our By-Laws on October 24, 2012 in Los Angeles, CA, following the mailing of a Proxy Statement on Schedule 14A to our shareholders.  At the Annual Meeting, at which approximately 65 percent of our shareholders were present, in person or by proxy, our shareholders approved the following actions:

1.	To elect Michael Gelmon, Carole Pinnell and Michael Choo as directors, each to serve for a one- year term;

2.	To ratify the appointment of Moss, Krusick & Associates, LLP as the Company’s independent registered public accounting firm for the fiscal years ending August 31, 2012 and 2013;

3.	To approve the 2012 Stock Incentive Plan;

4.	To approve the amendment to the Company’s Articles of Incorporation to change the corporate name to Novation Holdings, Inc.;

5.	To change the place of incorporation of the Company from Delaware to Florida;

6.	To effect a reverse split of the common stock of the Company on the basis of 1 new share of common stock for each 15 shares of common stock issued and outstanding before the reverse split.

Section 8 – Other Events

Item 8.01  Other Events.

We entered into an Agreement and Plan of Merger (the "Acquisition Agreement") with HealthWatchSystems, Inc. (the "Seller"), dated as of July 18, 2012, pursuant to which the Seller will merge with and into our wholly-owned acquisition subsidiary, HWS Acquisition Corp. which was formed for the purpose of undertaking the merger acquisition.  Closing of the acquisition and merger was subject to our amending out Articles of Incorporation to increase the number of shares of common stock authorized, or to complete a reverse split of our common stock, so that there are sufficient common shares authorized and available to close the merger transaction.  As a result of the approval of the corporate name and domicile change and the reverse split by our shareholders, the last condition to the closing of the pending acquisition of OVWatch will be met as of November 7, 2012 and we expect to close the acquisition by November 9, 2012.

Following the merger, HWS Acquisition Corp. will change its corporate name to HealthWatchSystems, Inc. and will remain our wholly-owned subsidiary.   At Closing the shareholders of Seller will receive common shares equal to 20 percent of the resulting common shares of Allezoe Medical issued and outstanding as a result of the merger, on a fully diluted basis.

OVWatch ( www.ovwatch.com ) is a privately held medical device company focused on solutions for infertility problems in couples seeking to have children.  OV-Watch® is a non-invasive, wrist watch-like medical device that provides four days advance notice of ovulation to maximize conception opportunities. The product is FDA cleared (510k) is currently being marketed in the US and is also approved in Canada and Europe.  The OV-Watch has been featured on The Doctor’s Show, Fox and Friends television, The Tyra Banks Show and other television and radio shows and is available on-line.

We have also undertaken discussions to acquire a number of other operating businesses, again dependent on completing the corporate name change and reverse split, and now expect to complete additional acquisition agreements within the next two weeks.

Section 9 - Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.

Description

3

Articles of Incorporation, as amended, incorporated by reference to Annex B to Schedule 14A Proxy Statement filed on September 17, 2012

99

Novation Holdings, Inc. 2012 Stock Plan, incorporated by reference to Annex A to Schedule 14A Proxy Statement filed on September 17, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allezoe Medical Holdings, Inc.

Date: November 6, 2012	By: /s/ Michael Gelmon
Name: Michael Gelmon Title: Chairman of the Board and CEO

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